UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KEMET CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT FOR
THE SPECIAL MEETING OF STOCKHOLDERS OF KEMET CORPORATION
TO BE HELD ON FEBRUARY 20, 2020

These additional definitive materials (this “Supplement”) are being filed to update and supplement the definitive proxy statement on Schedule 14A, File No. 001-15491 (the “Proxy Statement”), filed by KEMET Corporation (“KEMET”) with the U.S. Securities and Exchange Commission (the “SEC”) on January 14, 2020, and first mailed by KEMET to its stockholders on or about January 14, 2020, in connection with a special meeting of KEMET’s stockholders (the “Special Meeting”), scheduled to be held on Thursday, February 20, 2020, at 9:00 a.m., Eastern Time, at KEMET Corporation, KEMET Tower, One East Broward Boulevard, First Floor, Fort Lauderdale, Florida 33301, related to the proposed acquisition of KEMET by Yageo Corporation (“Yageo”). The information contained in this Supplement is incorporated by reference into the Proxy Statement. Terms used in this Supplement, but not otherwise defined, have the meanings ascribed to such terms in the Proxy Statement.

This Supplement contains important supplemental information to the Proxy Statement and should be read in conjunction with the Proxy Statement. This Supplement does not change the proposals to be considered at the Special Meeting, which are described in the Proxy Statement. To the extent that information in this Supplement differs from, or updates information to, the information contained in the Proxy Statement, the information in this Supplement shall supersede or supplement, as applicable, the information in the Proxy Statement. The information contained in this Supplement speaks only as of February 5, 2020, unless the information specifically indicates that another date applies.

If you have not already submitted a proxy for use at the Special Meeting, you are urged to do so promptly. This Supplement does not affect the validity of any proxy card or voting instructions that KEMET stockholders may have previously received or delivered following the distribution of the Proxy Statement. No action is required by any KEMET stockholder who has previously delivered a proxy or voting instructions following the distribution of the Proxy Statement and who does not wish to revoke or change such proxy or voting instructions.

If you have any questions about any of the matters to be voted on at the Special Meeting, the Proxy Statement or this Supplement, would like any additional copies of the Proxy Statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders Call: (888) 750-5834
Banks and Brokers Call: (212) 750-5833

Supplemental Information Regarding Stockholder Litigation

As previously disclosed in the Proxy Statement, six (6) lawsuits against KEMET and its board of directors (the “Board”) were filed between December 27, 2019 and January 10, 2020. Two (2) additional complaints were filed between January 14 and 15, 2020. The defendants believe that the lawsuits are without merit and specifically deny that any supplemental disclosure was or is required. However, to moot certain of plaintiffs’ disclosure claims in the lawsuits, to avoid nuisance, potential expense and delay, and to provide additional information to KEMET stockholders, KEMET has determined to voluntarily supplement the Proxy Statement with certain disclosures. Nothing in this Supplement shall be deemed to be an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

The section entitled “Summary—Legal Proceedings Regarding the Merger” on page 6 of the Proxy Statement is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

Following the filing of the preliminary proxy statement issued in connection with the proposed merger between KEMET and Yageo, between December 27, 2019 and January ~~10~~15, 2020, ~~six (6)~~ eight (8) lawsuits were filed against KEMET and the members of the Board in the United States District Court for the District of Delaware, ~~and~~ the United States District Court for the Southern District of New York and the United States District Court for the District of New Jersey under the following captions: Stein v. KEMET Corp., et al., Case No. 1:19-cv-02361 (D. Del.); Braunstein v. KEMET Corp., et al., Case No. 1:20-cv-00035 (S.D.N.Y.); Rosenblatt v. KEMET Corp., et al., Case No. 1:20-cv-00023 (D. Del.); Conrad v. KEMET Corp., et al., Case No. 1:20-cv-00139 (S.D.N.Y.); Landau v. KEMET Corp., et al., Case No. 1:20-cv-00219 (S.D.N.Y.); ~~and~~ Silverberg v. KEMET Corp., et al., Case No. 1:20-cv-00036 (D. Del.); Yeretsian v. KEMET Corp., et al., Case No. 2:20-cv-00442 (D. N.J.); and Berel Rosenfeld IRA v. KEMET Corp., et al., Case No. 1:20-cv-00409 (S.D.N.Y.) (collectively, the “Actions”). In addition, following the filing of the Proxy Statement, KEMET received a demand for the inspection of books and records pursuant to Section 220 of the DGCL from Darlene Lyndes, a purported stockholder of KEMET.

The ninth paragraph of page 32 of the Proxy Statement in the section entitled “The Merger—Background of the Merger” is amended and supplemented by adding the following bolded and underlined text:

The indication of interest from Party A (the “Party A Indication of Interest”) included a proposal to acquire all of the outstanding shares of KEMET’s common stock at a price of $26.75 per share, with 75% of the consideration to consist of cash and 25% of the consideration to consist of publicly traded common stock of Party A. The Party A Indication of Interest did not mention the possibility of board positions following the consummation of a potential transaction but stated that Party A would welcome the opportunity to have further discussions regarding future intentions for KEMET’s management and employees at an appropriate time.

The sixth paragraph of page 38 of the Proxy Statement in the section entitled “The Merger—Background of the Merger” is amended and supplemented by adding the following bolded and underlined text:

Later that day, Yageo sent what it described as a final non-binding proposal to KEMET (the “Final Yageo Proposal”), to acquire all of the outstanding shares of KEMET for $26.20 per share in cash, which was subsequently shared with the Board and representatives of Goldman Sachs. Such proposal stated that the transaction would be financed with Yageo’s cash on hand, borrowings from a committed facility arranged by Citigroup Global Markets Asia Limited and a personal loan from Mr. Chen of Yageo. The Final Yageo Proposal stated that the proposed merger would not be conditioned on obtaining financing, that Yageo had received approval from its board of directors to proceed with the proposed merger and that Yageo was prepared to make all of the necessary regulatory filings. None of Yageo’s written proposals, including the Final Yageo Proposal, mentioned the possibility of board positions or management retention following the consummation of a potential transaction.

The eighth paragraph of page 38 of the Proxy Statement in the section entitled “The Merger—Background of the Merger” is amended and supplemented by adding the following bolded and underlined text:

On October 26, 2019, with the knowledge of the Board, Messrs. Brandenberg and Bedi met in person with Mr. Chen of Yageo in Tokyo, Japan to discuss a potential transaction and the Final Yageo Proposal. During such ~~dinner~~meeting, the parties discussed and agreed, subject to Board approval, on certain outstanding issues in the merger agreement (including with respect to the size of certain termination fees, reverse termination fees and expense reimbursements, the level of certain regulatory commitments and KEMET’s ability to draw on its line of credit in the period between signing and closing) and commitment documents underlying the financing of the potential transaction. At such meeting, in an effort to obtain a better offer, Messrs. Brandenberg and Bedi again expressed disappointment in the Final Yageo Proposal and informed Mr. Chen that Yageo would need to increase its proposal if a transaction were to be feasible. At such meeting, Mr. Chen again mentioned, without further discussion, the possibility of board positions for Messrs. Brandenberg and Bedi at the combined company (having raised such possibility with Messrs. Brandenberg and Bedi at a prior meeting on April 8 - 9, 2019, while discussing considerations with respect to a potential integration of KEMET into Yageo). Mr. Chen further noted, as he had done at the prior meeting on April 8 - 9, 2019, that he sought an ongoing relationship with Messrs. Brandenberg, Bedi and KEMET’s CEO and senior leadership team, due to his positive opinion of KEMET’s management, business and brand and that he intended to maintain the integrity of KEMET’s management team after the transaction. Messrs. Brandenberg and Bedi immediately informed Mr. Chen that they would not engage in discussions with Yageo regarding any post-transaction arrangements for themselves or others, which is the same position that they took at the prior meeting on April 8 – 9, 2019, and that they would disclose these discussions with Mr. Chen to the Board. While Mr. Chen generally has expressed favorable views of KEMET’s CEO and senior leadership team, including Mr. Chen expressing to KEMET’s CEO a potential desire for some possible continuing role of KEMET’s CEO following the Merger, to the Company’s knowledge, there have been no substantive discussions to date between Yageo and any of the Company’s CEO or senior leadership team with respect to any continuing role in the combined company following the Merger.

The fourth paragraph of page 39 of the Proxy Statement in the section entitled “The Merger—Background of the Merger” is amended and supplemented by adding the following bolded and underlined text:

Also on October 29, 2019, at the direction of the Board, representatives of Goldman Sachs called Party A Financial Advisor, who informed Goldman Sachs that Party A would not be re-engaging in discussions with KEMET regarding a potential transaction, due, in part, to the In re Capacitors settlement and the estimates of future tax payments and loss carryovers.

The section entitled “The Merger—Legal Proceedings Regarding the Merger” on page 68 of the Proxy Statement is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

Following the filing of the preliminary proxy statement issued in connection with the proposed merger between KEMET and Yageo, between December 27, 2019 and January ~~10~~15, 2020, ~~six (6)~~ eight (8) Actions were filed against KEMET and the members of the Board in the United States District Court for the District of Delaware, ~~and~~ the United States District Court for the Southern District of New York and the United States District Court for the District of New Jersey under the following captions: Stein v. KEMET Corp., et al., Case No. 1:19-cv-02361 (D. Del.); Braunstein v. KEMET Corp., et al., Case No. 1:20-cv-00035 (S.D.N.Y.); Rosenblatt v. KEMET Corp., et al., Case No. 1:20-cv-00023 (D. Del.); Conrad v. KEMET Corp., et al., Case No. 1:20-cv-00139 (S.D.N.Y.); Landau v. KEMET Corp., et al., Case No. 1:20-cv-00219 (S.D.N.Y.); ~~and~~ Silverberg v. KEMET Corp., et al., Case No. 1:20-cv-00036 (D. Del.); Yeretsian v. KEMET Corp., et al., Case No. 2:20-cv-00442 (D. N.J.); and Berel Rosenfeld IRA v. KEMET Corp., et al., Case No. 1:20-cv-00409 (S.D.N.Y.). The complaints filed in the Actions allege that the preliminary proxy statement or the Proxy Statement omitted material information in violation of Sections 14(a) and 20(a) of the Exchange Act, rendering it false and misleading. Among other things, some or all of the complaints filed in the Actions allege that the preliminary proxy statement or the Proxy Statement failed to disclose: material information regarding the financial projections for KEMET, including by failing to disclose additional details about the November 2 Updated Forecasts and by providing values for certain non-GAAP measures but failing to provide line items used in their calculation or a reconciliation of these non-GAAP measures to their respective most comparable GAAP measures; various inputs and assumptions underlying Goldman Sachs’s financial analyses; and certain details relating to the background of the proposed merger, including with respect to Yageo’s interest in potentially having KEMET directors serve on the board of any combined company and whether KEMET entered into any nondisclosure agreements that contained “don’t ask, don’t waive” provisions. The Actions seek orders: enjoining the Merger unless and until additional disclosures are issued; rescinding the Merger, to the extent it is consummated; directing the defendants to disseminate an amendment to the Proxy Statement that does not contain material misstatements or omissions; declaring that the defendants violated Sections 14(a) and 20(a) of the Exchange Act; awarding damages; awarding costs, including attorneys’ fees, expert fees and expenses; and awarding such other relief as the court deems proper. In addition, following the filing of the Proxy Statement, KEMET received a demand for the inspection of books and records pursuant to Section 220 of the DGCL from Darlene Lyndes, a purported stockholder of KEMET.

Supplemental Information Regarding Regulatory Approvals

Page 81 of the Proxy Statement in the section entitled “Terms of the Merger—Regulatory Approvals—HSR Act and U.S. Antitrust Matters” is amended and supplemented by adding the following bolded and underlined text as a new second paragraph:

The required waiting period under the HSR Act with respect to the Merger expired at 11:59 p.m., Eastern Time, on January 30, 2020. Accordingly, the condition of the Merger relating to the expiration or termination of the HSR Act waiting period has been satisfied. The Merger continues to be subject to the remaining conditions set forth in the section entitled “Terms of the Merger Agreement—Conditions to the Closing of the Merger” beginning on page 86 of this Proxy Statement.

The fourth paragraph of page 81 of the Proxy Statement in the section entitled “Terms of the Merger—Regulatory Approvals—Foreign Competition Laws” is amended and supplemented by adding the following bolded and underlined text:

Under the Austrian Cartel Act, the Merger cannot be consummated until the Merger has been filed for approval with the Austrian Federal Competition Authority, and approval has been obtained from the Austrian Federal Competition Authority and the Austrian Federal Cartel Prosecutor, within the regulatory time frames for review. KEMET and Yageo and its affiliates submitted the filing to the Austrian Federal Competition Authority on January 2, 2020. The required waiting period under the Austrian Cartel Act expired on January 30, 2020, at 24:00 Central European Time. Accordingly the condition of the Merger relating to obtaining approval under the Austrian Cartel Act has been satisfied. The Merger continues to be subject to the remaining conditions set forth in the section entitled “Terms of the Merger Agreement—Conditions to the Closing of the Merger” beginning on page 86 of this Proxy Statement.

The sixth paragraph of page 81 of the Proxy Statement in the section entitled “Terms of the Merger—Regulatory Approvals—Foreign Competition Laws” is amended and supplemented by adding the following bolded and underlined text:

Under the German Act Against Restraints in Competition and the German Federal Cartel Office’s Guidelines on the Substantive Assessment of Mergers, the Merger cannot be consummated until the Merger has been filed for approval with, and approval has been obtained from, the German Federal Cartel Office within the regulatory time frames for review. KEMET and Yageo and its affiliates submitted the filing to the German Federal Cartel Office on December 30, 2019. On January 29, 2020, the German Federal Cartel Office unconditionally approved the Merger. Accordingly the condition of the Merger relating to obtaining approval under the German Act Against Restraints in Competition has been satisfied. The Merger continues to be subject to the remaining conditions set forth in the section entitled “Terms of the Merger Agreement—Conditions to the Closing of the Merger” beginning on page 86 of this Proxy Statement.

The section entitled “Terms of the Merger—Regulatory Approvals—CFIUS Approval” on page 82 of the Proxy Statement is amended and supplemented by deleting the following strikethrough text and adding the following bolded and underlined text:

The Merger Agreement provides for the parties to file a joint notice with CFIUS under the Defense Production Act of 1950, as amended (the “DPA”). The DPA provides for national security reviews and, where appropriate, investigations by CFIUS of transactions in which a foreign person or entity acquires control of a U.S. business (a “covered transaction”). The parties made a draft filing of such notice on December 3, 2019 and a final filing of that notice on January 3, 2020 ~~and are awaiting confirmation from CFIUS that it has accepted the final filing of such notice~~. Once the final filing is accepted, CFIUS review of a covered transaction is subject to an initial forty-five (45) day review period that may be extended by CFIUS for an additional forty-five (45) day investigation period. The parties’ filing with CFIUS was accepted on January 23, 2020 with the end of the initial forty-five (45) day review period scheduled to conclude on March 9, 2020. On or before March 9, 2020, CFIUS will inform the parties if it chooses to extend review for a forty-five (45) day investigation period. Both the initial review period and the investigation period may be suspended if the parties to the Merger Agreement fail to respond promptly to additional questions or requests from CFIUS. As a result of its review or investigation, CFIUS may determine that the Merger is not a covered transaction; may find that the covered transaction presents no unresolved national security concerns, may propose mitigation terms to resolve any national security concerns presented by the covered transaction, may send a report to the President of the United States recommending that the Merger be suspended or prohibited, or may send a report notifying the President of the United States that CFIUS cannot agree on a recommendation related to the covered transaction. Should CFIUS send a report to the President of the United States, the President of the United States then has fifteen (15) days to decide whether to block the Merger or to take other action. Under the terms of the Merger Agreement, consummation of the Merger is subject to the condition that, either: (i) CFIUS has determined that none of the transactions contemplated by the Merger Agreement is a “covered transaction” under the DPA; (ii) CFIUS has concluded its review and determined that there are no unresolved national security concerns with respect to the transactions contemplated by the Merger Agreement; or (iii) following the investigation period, CFIUS reports the transactions contemplated by the Merger Agreement to the President of the United States and the President of the United States has either made a decision not to suspend or prohibit the transactions contemplated by the Merger Agreement or has taken no action within fifteen (15) days after the earlier of the date that CFIUS completed its investigation or the date the President of the United States received such report from CFIUS (the satisfaction of one (1) of the foregoing options, “CFIUS approval”).

Supplemental Information Regarding Background of the Merger

The first sentence of the second paragraph of page 40 of the Proxy Statement in the section entitled “The Merger—Background of the Merger” is amended and supplemented by deleting the following strikethrough text:

On November 2, 2019, with members of KEMET’s management and representatives of ~~Goldman Sachs and~~ Skadden attending, the Board met telephonically to discuss certain updated financial projections which had been prepared by management based on recent developments.

Supplemental Information Regarding Director Compensation

Page 63 of the Proxy Statement is amended and supplemented by adding the following text immediately after the section entitled “The Merger—Interests of the Directors and Executive Officers of KEMET in the Merger—Compensation Agreements with Yageo”:

Committee Fees Payable to Members of the Transaction and Settlement Committee

On January 30, 2020, upon the approval and recommendation of the Compensation Committee of the Board, and with the consent of Yageo, the Board approved the payment of certain committee fees to the members of KEMET’s Transaction and Settlement Committee in recognition of the significant time already spent by its members in connection with the Merger, as well as the additional time expected to be spent by its members pending the consummation of the Merger. Specifically, the Board approved the payment of the following committee fees to each of the following directors: Frank G. Brandenberg: $50,000; Gurminder S. Bedi: $50,000; and E. Erwin Maddrey, II: $25,000.

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this Supplement or the Proxy Statement, including the Merger, or determined if the information contained in this Supplement or the Proxy Statement is accurate or adequate. Any representation to the contrary is a criminal offense.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements herein contain “forward-looking statements” within the meaning of federal securities laws about KEMET’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets in which KEMET operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates” or other similar expressions and future or conditional verbs such as “will,” “should,” “would” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.

This Supplement includes forward-looking statements relating to the proposed Merger between KEMET and Yageo, including financial estimates and statements as to the expected timing, completion and effects of the proposed Merger. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed Merger, including future financial and operating results, the combined company’s plans, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of KEMET’s management and are subject to significant risks and uncertainties outside of KEMET’s control. Actual results could differ materially based on factors including, but not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the risk that KEMET stockholders may not approve the proposed Merger; (iii) the risk that Yageo stockholders may not approve the proposed Merger (if approval by Yageo’s stockholders is required by applicable law); (iv) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; (v) inability to complete the proposed Merger because, among other reasons, conditions to the closing of the proposed Merger may not be satisfied or waived; (vi) uncertainty as to the timing of completion of the proposed Merger; (vii) potential adverse effects or changes to relationships with customers, employees, suppliers or other parties resulting from the announcement or completion of the proposed Merger; (viii) the effects that the failure to complete the Merger would have on KEMET’s financial condition and results of operations; (ix) the effects that business uncertainties and contractual restrictions related to the pendency of the Merger may have on KEMET’s business; (x) the inability of KEMET to pursue alternatives to the Merger; (xi) the effect of current lawsuits against KEMET and its directors relating to the proposed Merger and potential lawsuits that could be instituted against KEMET or its directors and officers, including the effects of any outcomes related thereto; or (xii) possible disruptions from the proposed Merger that could harm KEMET’s business, including current plans and operations.

Discussions of additional risks and uncertainties are contained in KEMET’s filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect KEMET’s judgment only as of the date hereof. KEMET undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Dated: February 5, 2020